                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2001 relating to the financial statements and financial statement schedules, which appears in Verity, Inc.'s Annual Report on Form 10-K for the year ended May 31, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 21, 2001